UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2005

TRUE RELIGION APPAREL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-72802

(Commission File Number)

98-0352633

(IRS Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, CA 90023

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 323-266-3072

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 11, 2005 we entered into a Lease Agreement dated April 11, 2005 with Metlox LLC whereby we will lease approximately 888 square feet of retail space at the Metlox Center in Manhattan Beach, California for a five year term subject to an early cancellation option in the 36th month upon payment of an early cancellation fee equal to $10,231. We have agreed to pay base rent of $4,821.84 per month, subject to adjustment during the term, plus our pro-rata share of certain pass-through items including taxes on common areas, insurance premiums and common area maintenance costs. We intend to use these leased premises to open a retail store for the sale of our products.

D/JLM/703683.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

/s/ Charles Lesser

Charles Lesser, CFO

Date: April 15, 2005

D/JLM/703683.1